EXHIBIT 24C

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[letterhead]
Certified Public Accountants  South Shore Executive Park    Voice 617. 380.3520
Business Consultants          Ten Forbes West               Fax   617. 380.7836
                              Braintree, MA 02184-2696      EMail kpmcpa@aol.com

                                                Kevin P. Martin, CPA
                                                Kevin P. Martin, Jr., CPA, MST
[logo]                                          Kenneth J. Davin, CPA
KPM Kevin P. Martin & Associates, P.C.          Garrett H. Dalton, III, CPA, MBA
                                                Lisa A. Martin, CPA, MST






              CONSENT TO INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We consent to the inclusion in this Registration Statement on Form S-11 of our report dated February 28, 1997 on the audit of the balance sheet of C & M Associates d/b/a Boston Capital Associates as of December 31, 1996. We also consent to our firm under the caption of "Experts."


                                          /s/ Kevin P. Martin & Associates, P.C.

                                              KEVIN P. MARTIN & ASSOCIATES, P.C.


April 3, 1997
Braintree, MA 02184